                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

         Stock Purchase Agreement, dated as of October 3, 2001 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), by and between Security Associates International, Inc., a Delaware corporation (the "Company"), and EGI-Fund (01) Investors, L.L.C., a Delaware limited liability company ("Investor"). All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Article VIII hereof.

         WHEREAS, the Company and the Investor have entered into that certain Stock Purchase Agreement dated July 18, 2001 (the "First Agreement"), and the parties desire to further elaborate on the First Agreement; and

         WHEREAS, the Company desires to issue and sell to Investor, and Investor desires to purchase from the Company, (i) 20,000 newly issued shares (such 20,000 newly issued shares, collectively the "Shares") of Series B Convertible Preferred Stock of the Company ("Series B Preferred"), par value $10.00 per share, having the rights, preferences and privileges established under the Certificate of Designation in the form of Exhibit A hereto, and convertible into 2,000,000 shares (the "Conversion Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), representing as of the Closing Date (as defined below) approximately 17.9% of the outstanding Common Stock and approximately 5.9% of the Fully Diluted Common Stock, and (ii) a four year, transferable warrant, in the form of Exhibit B hereto (the "Warrant"), to purchase 2,500,000 shares of Common Stock (the "Warrant Shares"), representing as of the Closing Date no less than 7.4% of the Fully Diluted Common Stock, with an initial exercise price of $2.50 per share of Common Stock.

         NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF SHARES AND WARRANT

         1.1 Purchase and Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Company shall issue and sell to Investor, and Investor shall so purchase from the Company, the Shares and the Warrant, in each case free and clear of all Liens.

         1.2 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Investor shall pay to the Company $5,000,000 for the Shares and $1,000 for the Warrant (collectively, the "Purchase Price").

                                   ARTICLE II

                                   THE CLOSING

         2.1 Time and Place. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the issuance and sale of the Shares and the Warrant contemplated by this Agreement (the "Closing") shall take place at the offices of Sachnoff & Weaver, Ltd., 30 S. Wacker Drive, 29th Floor, Chicago, Illinois 60606, at 10:00 a.m. (local time) on the date hereof, or at such other place as Investor and the Company may agree. The date and time at which the Closing actually occurs is referred to herein as the "Closing Date."

         2.2 Deliveries by the Company. At the Closing, the Company shall deliver the following to Investor:

         (a) stock certificates representing the Shares, in the name of Investor, dated as of the Closing Date, and in such denominations as Investor may request in writing at least 10 days prior to the Closing;

         (b) the Warrant, dated as of the Closing Date;

         (c) the opinion of Sachnoff & Weaver, Ltd., counsel to the Company, in the form of opinion attached hereto as Exhibit C; and

         (d) all other documents, instruments and writings required to be delivered by the Company at or prior to the Closing Date pursuant to this Agreement.

         2.3 Deliveries by Investor. At the Closing, Investor shall deliver the following to the Company:

         (a) the Purchase Price by interbank transfer of federal funds to one or more accounts designated in a writing delivered by the Company to Investor no less than two (2) business days prior to the Closing Date or by such other means as may be agreed upon in writing by the Company and Investor; and

         (b) all other documents, instruments and writings required to be delivered by Investor at or prior to the Closing Date pursuant to this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents, warrants and covenants to Investor on the Closing Date, which representations, warranties and covenants shall survive the Closing in accordance with Section 6.2, as follows:

         3.1 Organization and Qualification. Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (including any foreign country) where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so qualified or licensed or in good standing which would not, individually or in the aggregate, have a Material Adverse Effect.

         3.2 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Investor a complete and correct copy of the certificates of incorporation of the Company and each Subsidiary and the bylaws of the Company and each Subsidiary as currently in effect (collectively, the "Organizational Documents"). Such Organizational Documents are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or any Subsidiary. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Organizational Documents.

         3.3 Capitalization; Subsidiaries.

         (a) The authorized capital stock of the Company consists solely of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 149,786 shares are designated Series A Convertible Preferred Stock ("Series A Preferred") and 20,000 shares are designated Series B Preferred. Immediately prior to the Closing, (i) 9,166,385 shares of Common Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable; (ii) 149,459 shares of Series A Preferred were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable; and (iii) no shares of Common Stock or Preferred Stock were held in the treasury of the Company.

         (b) Immediately subsequent to the Closing, (i) the Shares shall represent approximately 17.9% of the outstanding shares of Common Stock and no less than 5.9% of the Fully Diluted Common Stock; and (ii) the Warrant Shares shall represent approximately 7.4% of the Fully Diluted Common Stock.

         (c) Except as set forth above in Section 3.3(a) and as set forth in
Schedule 3.3(c) hereto, there are no outstanding Equity Securities of the Company. Schedule 3.3(c) includes a true and correct table summarizing all outstanding stock options, warrants and other rights to acquire from the Company Equity Securities of the Company or any Subsidiary, including the identity and title of the holder, the number of shares covered, the vesting schedule therefor, the exercise price therefor, and the termination date therefor.

         (d) Each of the outstanding shares of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Schedule 3.3(d), all such shares are owned by the Company free and clear of all Liens, and there are no outstanding Equity Securities of any Subsidiary other than such shares. Except as set forth on Schedule 3.3(d), the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person other than the Subsidiaries.

         3.4 The Shares, Conversion Shares, Warrant and Warrant Shares.

         (a) Upon payment of the Purchase Price at the Closing, Investor will acquire good title to the Shares, free and clear of all Liens. Upon payment of the Purchase Price, the Shares shall be validly issued, fully paid and nonassessable. Assuming payment of the Purchase Price, upon conversion of the Shares, in whole, or, from time to time, in part, in accordance with the terms of the Shares, Investor will acquire good title to the Conversion Shares, free and clear of all Liens, and such Conversion Shares shall be validly issued, fully paid and nonassessable.

         (b) Upon payment of the Purchase Price at the Closing, Investor will acquire good title to the Warrant, free and clear of all Liens. Upon exercise of the Warrant, in whole or, from time to time, in part, and upon payment of the exercise price therefor, in accordance with the terms of the Warrant, Investor will acquire good title to the Warrant Shares, free and clear of all Liens, and such Warrant Shares shall be validly issued, fully paid and nonassessable.

         3.5 Power and Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Warrant and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of the Company to Investor or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, the "Company Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Company Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of the Company (the "Board"), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Company Transaction Documents or the consummation of the transactions contemplated hereby and thereby. The Board has approved each of the Company Transaction Documents and the transactions contemplated hereby and thereby so as to render inapplicable to such transactions, including, without limitation, the issuance to Investor of the Shares, the Conversion Shares, the Warrant and Warrant Shares, the restrictions contained in Section 203 of the Delaware General Corporation Law. Each of the Company Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Investor, each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         3.6 No Conflict; Required Filings and Consents. The execution, delivery and performance of the Company Transaction Documents by the Company do not and will not: (a) conflict with or violate the Organizational Documents of the Company or any Subsidiary; (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which its or any of their respective properties are bound or affected; (c) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange
Act); (d) require the approval of the Company's stockholders, (e) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any Subsidiary pursuant to, any Contract, Permit or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected; other than (i) in the case of clauses (b) and
(e) for such conflicts, violations, breaches, defaults, rights, losses and Liens as would not have a Material Adverse Effect, and (ii) in the case of clause (c), such consents, approvals, authorizations, permits, actions, filings and notifications, the absence of which would not have a Material Adverse Effect.

         3.7 Employment, Consulting and Severance Agreements and Related
Matters.

         (a) Except as are identified in the "Index to Exhibits" to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, or otherwise expressly referenced in filings the Company filed with the SEC which are publicly available at least two business days prior to the Closing Date or as set forth in Schedule 3.7(a), (i) there are no material Employment, Consulting or Severance Agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets may be bound and (ii) no present or former employee, officer, director, consultant, independent contractor or other agent of the Company or any subsidiary is a party to or the beneficiary of any such Employment, Consultant or Severance Agreements; and

         (b) Except as disclosed in Section 3.7(a), the execution and delivery of this Agreement or the other Company Transaction Documents and the consummation of the transactions contemplated hereby and thereby: (i) do not and will not result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of any material Employment, Consulting or Severance Agreement; or
(ii) do not and will not give rise to any obligation on the part of the Company or any Subsidiary to pay or provide any Severance Payment.

         3.8 Compliance; No Violation. Except as disclosed in Schedule 3.8, each of the Company and each Subsidiary is in compliance with, and is not in default or violation of, (i) its respective Organizational Documents, and (ii) all Contracts, Permits and other instruments to which any of them are a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clause (ii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.9 SEC Documents; Undisclosed Liabilities.

         (a) Since January 1, 1997, the Company has filed all required reports, schedules, forms, proxy, registration and other statements and other documents with the SEC (collectively, the "SEC Documents"). As of the Closing Date, the last SEC Document filed by the Company was the Company's Report on Form 10-QSB filed August 17, 2001. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later SEC

Document filed and publicly available at least two business days prior to the Closing Date, the circumstances or bases for which modifications or supersessions have not and will not individually or in the aggregate result in any material liability or obligation on behalf of the Company under the Securities Act, the Exchange Act, the rules promulgated under the Securities Act or the Exchange Act, or any federal, state or local anti-fraud, blue-sky, securities or similar laws. The consolidated financial statements of the Company included in the SEC Documents (as amended or supplemented by any later filed SEC Document filed and publicly available on or prior to August 17, 2001), comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in notes thereto) and fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnotes and normal year-end audit adjustments). Except as set forth in the SEC Documents or disclosed herein, neither the Company nor any Subsidiary has any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise) either (i) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and the Subsidiaries or in the notes thereto or (ii) which, individually or in the aggregate, as of the Closing Date is expected by the Company in its reasonable judgment to have a Material Adverse Effect whether or not required by generally accepted accounting principles to be provided or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles; other than liabilities and obligations reflected or reserved against in the consolidated financial statements of the Company and its consolidated Subsidiaries included in the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 2001, or incurred since the date of the balance sheet included in such financial statements in the ordinary course of business which are not individually or collectively material to the Company and the Subsidiaries taken as a whole.

         (b) Each interim financial statement that is delivered to Investor for periods after the fiscal quarter ended June 30, 2001, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and the Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnotes and normal year-end audit adjustments).

         3.10 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents or otherwise expressly permitted by or disclosed in this Agreement, since June 30, 2001, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, and there has not occurred any event, condition, circumstance, change or development (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or is expected by the Company in its reasonable judgment to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in any SEC Documents filed with the SEC and publicly available on or prior to August 17, 2001, or as set forth on Schedule 3.10, since June 30, 2001, there has not been (i) any change by the Company in its accounting methods, principles or practices, (ii) any revaluation by the Company of any of its or any Subsidiary's material assets, (iii) any entry outside the ordinary course of business by the Company or any Subsidiary into any commitments or transactions which, individually or in the aggregate, is expected by the

Company in its reasonable judgment to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, (iv) declaration, setting aside or payment of any dividends or distributions in respect of the shares of Common Stock or, any redemption, purchase or other acquisition of any of its securities, (v) any grant or issuance of any Equity Securities of the Company or any Subsidiary; or (vi) any increase in, establishment of or amendment of any Employment, Consulting or Severance Agreement, bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or employees of the Company or any Subsidiary, except for increases in compensation in the ordinary course of business consistent with past practice.

         3.11 Absence of Litigation; Compliance. Except as disclosed in Schedule
3.11 or in any SEC Documents filed with the SEC and publicly available on or prior to August 17, 2001, (A) there are no suits, claims, actions, proceedings or investigations pending or, to the Company's knowledge, overtly threatened against the Company or any Subsidiary, or any properties or rights of the Company or any Subsidiary, before any arbitrator or Governmental Entity, that
(i) if determined adversely to the Company or any Subsidiary could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or
(ii) seek to delay or prevent the consummation of the transactions contemplated by this Agreement or any other Transaction Document; (B) neither the Company nor any Subsidiary nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which in the future could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could prevent or delay the consummation of the transactions contemplated by this Agreement or any other Transaction Document; (C) neither the Company nor any Subsidiary is in violation of, nor has the Company or any Subsidiary violated, any applicable provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties are bound or affected except for any such violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (D) the Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity (including, without limitation, with respect to employment and employment practices, immigration laws relevant to employment, and terms and conditions of employment and wages and hours) except for any failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (E) no investigation by any Governmental Entity with respect to the Company or any Subsidiary is pending or threatened.

         3.12 Employee Benefit Plans.

         (a) The Company has made available or delivered to Investor copies (or if the same do not exist in written form, descriptions) of each material formal, informal, verbal or written bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock purchase or other issuance, severance or termination pay, hospitalization or other medical, life or other insurance (or similar self-insurance), supplemental unemployment benefits, profit-sharing, employee stock ownership, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement whether for the benefit of present or former officers, employees, agents, directors or independent contractors of the Company or any Subsidiary or any ERISA Affiliate, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 (b) or (c) of the Code (collectively, the "Plans"). Each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA and subject thereto is collectively referred to herein as "ERISA Plans."

         (b) No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Initial Closing Date. Neither the Company nor any ERISA Affiliate is required to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Title IV of ERISA) that has not been fully paid.

         (c) The PBGC has not instituted proceedings to terminate any ERISA Plan and no condition exists that presents a material risk that such proceedings will be instituted.

         (d) Neither the Company nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor, to the knowledge of the Company, any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could reasonably be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

         (e) No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan, which could reasonably be expected to result in a material liability to the Company; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) have been timely made.

         (f) Each Plan has been operated and administered in accordance with its terms and applicable law in all material respects, including, but not limited to, ERISA and the Code. No Plan is subject to any material dispute or proceeding other than relating to a routine claim for benefits.

         (g) There are no material pending or (to the knowledge of the Company) threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

         (h) To the knowledge of the Company, no fact exists that could reasonably be expected to result in the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code.

         3.13 Labor Matters. Other than any such exceptions to any of the following representations, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect: (a) the Company and each Subsidiary is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Mediation Board, the National Labor Relations Board, or any comparable state or local agency, (c) there is no (x) labor strike, material dispute, slow down or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary, or
(y) material labor grievance or pending arbitration involving the Company or any Subsidiary; (d) neither the Company nor any Subsidiary has experienced any work stoppage or other material labor difficulty during the three-year period prior to the date of this Agreement; (e) there are no collective bargaining agreements, union contracts or similar types of agreements by which the Company or any Subsidiary is bound or covered; (f) there are no union representation petitions pending before the National Labor Relations Board, and no union within the past three years has sought or demanded recognition by the Company or any Subsidiary; and (g) there is no union organizing activity, to the knowledge of the Company, currently in progress involving the Company or any Subsidiary.

          3.14 Tax Matters. Each of the Company and the Subsidiaries has filed all Tax Returns, or requests for extensions to file Tax Returns, which the Company and the Subsidiaries were required to have filed on or before the date hereof. All Tax Returns filed by the Company or the Subsidiaries are complete and accurate, except where the failure so to be complete and accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have paid (or the Company has paid on behalf of the Subsidiaries) or have made adequate provision for the payment of all Taxes shown as due on such Tax Returns and reflected in the most recent financial statements contained in the SEC Documents or the Interim Financial Statements for all taxable periods and portions thereof accrued through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Subsidiary that are not adequately reserved for, pursuant to such Tax Returns or pursuant to any assessment received with respect thereto. Except as disclosed in any SEC Documents, there is no pending audit or examination of any Tax Return of the Company or any Subsidiary by any Governmental Entity, nor has the Company or any Subsidiary received written notice of any such audit or examination and there are no unexpired waivers or agreements for the extension of time for the assessment of Taxes on the Company or any Subsidiary or extension of any statute of limitations with respect to any Taxes, and there are no pending, nor has the Company or any Subsidiary received any written notice of any threatened, actions, proceedings or investigations by any Governmental Entity with respect to Taxes.

         3.15 Environmental Matters. Neither the Company nor any Subsidiary (including, without limitation, their respective assets) is in violation of any Environmental Laws or Environmental Permits, which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary possesses and is in compliance with all Environmental Permits which are required for the operation of their respective businesses, except where the failure to possess or comply with such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. During the last three years, neither the Company nor any Subsidiary has received any notice, citation, inquiry or complaint of any alleged violation of any Environmental Law or Environmental Permit. For the purposes of this Agreement: (i) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever; and (ii) "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

         3.16 Material Contracts; Defaults. The "Index to Exhibit" to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, sets forth a correct and complete list of all material Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets may be bound which are required to be filed therewith in accordance with the rules and regulations of the SEC (excluding Employment, Consulting or Severance Agreements, collectively the "Material Contracts"). Schedule 3.16 sets forth all Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets may be bound which have obligations or liabilities of the Company or any Subsidiary greater than $200,000 per year and which are not set forth in the "Index to Exhibit" to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000. Except as disclosed herein, on Schedule 3.16 or in the SEC Documents, neither the Company nor any Subsidiary is, or has received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract, except for those defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default by the Company or any Subsidiary or, to the Company's knowledge, by any other party. To the Company's knowledge, no party to any Material Contract has threatened to terminate such Material Contract (or modify such Material Contract in a manner detrimental to the Company or any Subsidiary).

         3.17 Intellectual Property. Except as disclosed herein, and excluding intellectual property purchased by the Company in the SV Transaction and identified on Schedule 3.17 hereto, the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens) all patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes and computer software (including, without limitation, all documentation and source and object codes with respect to such software) used in or necessary for the conduct of its business as currently conducted which are material to the business, operations, assets, prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole ("Material IP"). To the Company's knowledge, the use of Material IP by the Company and its Subsidiaries does not infringe or otherwise violate the rights of any person. To the Company's knowledge, no person is infringing any right of the Company or any Subsidiary with respect to any Material IP.

         3.18 Permits. The Company and the Subsidiaries have all Permits required by law or governmental regulations from all applicable Governmental Entities that are necessary to operate such businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits or to have such Permits in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation of or noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not terminate any such Permit or create a right of any other person to terminate or revoke, modify or condition such Permit based on such consummation.

         3.19 Related Party Transactions. Except as disclosed in Schedule 3.19 or in any SEC Documents filed with the SEC and publicly available on or prior to August 17, 2001, no director or officer of the Company or any Subsidiary or holder of more than 5% of the outstanding Common Stock or any of their respective Affiliates or any Affiliate of the Company or any Subsidiary (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any Subsidiary in excess, individually or in the aggregate of $100,000; (ii) owns more than a 5% equity interest in, or is a director, officer, employee, partner, Affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person which is a competitor, supplier, customer, distributor, lessor, tenant, creditor, merchant or debtor of the Company or any Subsidiaries; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any Subsidiary with an aggregate value or amount in excess of $100,000, in all cases other than travel and other expenses and reimbursements, company car charges and other similar transactions which are customary in amount and in the ordinary course of business.

         3.20 SV Transaction. Attached to Schedule 3.20 hereto is a true, correct and complete copy of the SV Investment Agreement and each other agreement, including, without limitation, each employment agreement, shareholders or similar agreement, side letter agreement, and agreement of understanding or the like, pertaining to the SV Transaction to which the Company is a party or to which any officer or director of the Company prior to the consummation of the SV Transaction is a party (other than (i) the Merger Agreement entered into as of May 11, 2000 with King Central Acquisition Corp. ("King"), as amended, which was terminated and under or pursuant to which there is no outstanding liability or obligation on the Company's part; (ii) the letter agreement dated April 21, 2000, as amended, by and among the Company, King and the other parties thereto, which was superseded in its entirety without liability or obligation on the Company's part by that certain Investment Agreement by and among the Company, King and the other parties thereto dated March 15, 2001 and under or pursuant to which there is no outstanding liability or obligation on the Company's part; and (iii) related documents which are not attached to Schedule 3.20 hereto and under or pursuant to which there is no outstanding liability or obligation on the Company's part). The SV Transaction was consummated on August 6, 2001, in accordance with the SV Investment Agreement and the other agreements attached to Schedule 3.20 hereto as required thereby.

         3.21 No Vote Required. No vote of the holders of Common Stock or other Equity Securities of the Company is required, or shall be sought, to approve this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

         3.22 No Brokers. The Company has not engaged any broker or finder who is entitled to any fee or commission from the Company in connection with this Agreement or the transactions contemplated hereby.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor hereby represents, warrants and covenants to the Company on the date of this Agreement and again on the Closing Date, which representations and warranties shall survive the Closing, as follows:

         4.1 Organization. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

         4.2 Authority Relative to This Agreement. Investor has the limited liability company power and authority to execute and deliver this Agreement and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of Investor to the Company or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, "Investor Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Investor Transaction Documents by Investor and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized, and no other limited liability company proceedings on the part of Investor are necessary to authorize the execution, delivery and performance of the Investor Transaction Documents or the transactions contemplated hereby or thereby. Each of the Investor Transaction Documents has been duly executed and delivered by Investor, and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

         4.3 No Conflict; Required Filings and Consents. The execution, delivery and performance of the Investor Transaction Documents by Investor, does not and will not: (i) conflict with or violate the organizational documents of Investor;
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Investor or by which any of its properties are bound or affected; (iii) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange Act); or (iv) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Investor pursuant to, any Contract, Permit or other instrument or obligation to which Investor is a party or by which Investor or any of its properties are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to impair or delay the ability of Investor to perform its obligations under this Agreement.

         4.4 Securities Laws.

         (a) Investor is acquiring the Shares acquired hereunder for its own account with the intention of holding such securities for purposes of investment, and the Investor has no present intention of selling such securities in violation of the federal securities laws or any applicable state securities laws.

         (b) Investor has had an opportunity to ask questions and receive answers from the Company and review documents, books and records of the Company as it deems necessary to evaluate the investment considerations involved concerning the Company as it has requested.

         (c) Investor has such knowledge and expertise in financial and business matters that the Investor is capable of evaluating the merits and risks involved in an investment in the Shares, Warrant, Conversion Shares and Warrant Shares and acknowledges that an investment in the Shares, Warrant, Conversion Shares and Warrant Shares entails a number of very significant risks. Investor is able to bear the economic risk and lack of liquidity inherent in holding the Shares, Warrant, Conversion Shares and Warrant Shares. Investor is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Investor was not organized for the specific purpose of acquiring the Shares.

         (d) Investor understands that the Shares, Warrant, Conversion Shares and Warrant Shares acquired pursuant hereto are not registered under the Securities Act, or any state securities acts and are instead being offered and sold in reliance on an exemption for private offerings under the Securities Act and are subject to restrictions on transfer. All certificates representing the Shares, Warrant, Conversion Shares and Warrant Shares will bear on their face the following legend:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or unless the issuer has received an opinion of counsel satisfactory to it that such proposed transfer or sale does not require registration or qualification under such act and such laws, if the issuer's transfer agent deems such opinion necessary."

         (e) Investor has had the opportunity to review all EDGAR filed and publicly available SEC Documents, including the section regarding "Risk Factors" set forth in the Company's Annual Report on Form 10-KSB as filed with the SEC on April 17, 2001.

         (f) Investor has not engaged any broker or finder who is entitled to any fee or commission from the Company in connection with this Agreement or the transactions contemplated hereby. Investor has not been offered the Shares, Warrant, Conversion Shares or Warrant Shares by any form of general advertising or general solicitation.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1. Confidentiality. Investor shall treat as confidential and will not use, disclose or otherwise make available any Confidential Information of the Company to any person other than its Representatives (as hereinafter defined) who have a business need to know Confidential Information of the Company. "Confidential Information" shall mean all information regarding the Company disclosed by the Company or its representatives to Investor or its Representatives during Investor's due diligence review of the Company, except for (a) information that is known to Investor previously on a non-confidential basis, (b) information that is or becomes publicly known other than through a breach by Investor of its confidentiality obligations under this Section 5.1,
(c) information that is rightfully obtained by Investor from a third party who is not known by the Investor to be under an obligation of confidence to the Company, and (d) information independently developed by Investor or its Representatives after the date hereof without use or reference to Confidential Information. Investor shall not, and shall instruct its Affiliates not to, purchase or sell any securities of the Company at any time when such person is in possession of any material, nonpublic information with respect to the Company. "Representatives" means Investor's Affiliates, and Investor's and its Affiliates' respective directors, officers, partners, members, employees, consultants, advisors (including, without limitation, legal, accounting and financial advisors), lenders and capital sources.

         5.2 Board of Directors.

         (a) From and after the Closing, and until Investor and/or members of the Investor Group has or have sold or otherwise disposed of, except to members of the Investor Group, more than 50% of the Shares or Conversion Shares acquired by them pursuant to this Agreement, Investor shall be entitled to designate one representative to serve as a member of the Board of Directors of the Company (the "Board"). Investor shall be entitled to designate any person in its sole discretion as its designee for membership on the Board. The Company shall take all necessary or appropriate action to assist in the nomination of such designee and use commercially reasonable efforts to assist in the election of the designee as director.

         (b) Immediately prior to the Closing, the Board shall be comprised of six members, as follows: Ronald I. Davis, Michael B. Jones, Douglas Oberlander, Thomas J. Salvatore, Raymond Gross and Steven Ruzika. Immediately following the Closing, the Board shall be comprised of seven members as follows: Ronald I. Davis, Michael B. Jones, Douglas Oberlander, Thomas J. Salvatore, Raymond Gross, Steven Ruzika and the Investor's designee. In addition, Foamart Limited has designated one observer of the Board, Steven Chapman, and has the right to designate an additional member of the Board.

         5.3 Preemptive Rights. For a period of twenty-four (24) months after the Closing Date, if the Company proposes to sell securities for cash to raise additional capital in one or more financings (a "Financing"), the Company shall provide written notice of the terms of such Financing (the "Financing Notice") to Investor at least twenty (20) days prior to the date on which such Financing is proposed to be consummated. Investor shall have the right to participate in such proposed Financing on the terms set forth in the Financing Notice by delivering notice of the amount of securities it shall purchase in such Financing to the Company within ten (10) days of Investor's receipt of the Financing Notice. Investor may purchase up to fifty percent (50%) of the aggregate securities the Company issues in any such Financing. The rights granted to Investor pursuant to this Section 5.3 shall not apply to any rights or other offering made solely to the Company's security holders or its employees, officers and directors and shall expire at the earlier of (i) such time that Investor has purchased an aggregate of $10 million of securities of the Company pursuant to this Section 5.3 or (ii) twenty-four (24) months after the Closing Date.

         5.4 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings. In case at any time after the Closing Date any further action is necessary or desirable to transfer any Shares, Conversion Shares, the Warrant or the Warrant Shares to Investor or otherwise to carry out the purposes of this Agreement and the other Transaction Documents, the Company and Investor shall execute such further documents and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement and the other Transaction Documents, in each case to the extent not inconsistent with applicable law.

         5.5 Public Announcements. Any public announcement made by or on behalf of either Investor or the Company concerning this Agreement, the transactions described herein or in any other Transaction Document or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Investor and their respective Affiliates must first be approved in writing by the other (any such approval not to be unreasonably withheld, conditioned or delayed), subject to the Company's obligations under applicable law or American Stock Exchange rules and listing requirements as a public company (but the Company shall use its commercially reasonable efforts to consult with Investor as to all such public announcements).



                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article VI. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth below shall limit or affect the applicability of a more general indemnification obligation as set forth below with respect to the same subject matter. No Person which may be subject to an indemnification obligation under this Article VI shall be entitled to require that any action be brought against any other Person before action is brought against it hereunder by a Person seeking indemnification by such Person.

         6.2 The Company's Indemnification Obligations. The Company shall indemnify, save and keep harmless Investor, Investor's Affiliates and its and their respective officers, directors, employees, members, partners, agents, representatives, successors and permitted assigns ("Investor Indemnitees") against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in, breach of or other failure to comply with any representation, warranty or covenant made by the Company in this Agreement or any other Company Transaction Document. A claim for indemnification under this Section 6.2 must be asserted by notice delivered to the Company by October 3, 2002 (the "Survival Date"). The Company shall not have any obligation to indemnify the Investor Indemnitees against and from any Damages by reason of any such breach (or alleged breach) unless the Investor Indemnitees collectively shall have suffered in the aggregate Damages by reason of all such breaches (or alleged breaches) in excess of $400,000, after which point the Company will be obligated to indemnify Investor Indemnitees from and against all Damages relating back to the first dollar. The aggregate amount of all payments made by the Company in satisfaction of claims made by Investor Indemnities under this Agreement for Damages arising from all breaches shall not exceed $3,500,000.

         6.3 Investor's Indemnification Obligations. Investor shall indemnify, save and keep harmless the Company, its Subsidiaries and their respective officers, directors, employees, agents, representatives, successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in, breach of or other failure to comply with any representation, warranty or covenant made by Investor to the Company in this Agreement or in any other Investor Transaction Document. A claim for indemnification under this Section 6.3 must be asserted by notice delivered to the party from whom indemnification is sought no later than the Survival Date.

         6.4 Remedies. Each party hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all Damages arising out of or by virtue of any inaccuracy in, breach of or other failure to comply with any representation, warranty or covenant made by the other party, in the absence of fraud, shall be pursuant to the indemnification provisions set forth in this
Article VI.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

         7.1 Definitions. For purposes of this Article VII:

         (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act.

         (b) The term "Registrable Securities" means shares of the Conversion Shares and Warrant Shares held, from time to time, by any member of the Investor Group.

         (c) The term "Holder" means any member of the Investor Group who is a party hereto or who executes and delivers to the Company a joinder agreement, agreeing to be legally bound by this Article VII.

         (d) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act.

         (e) The term "Shelf Registration Statement" means a registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

         7.2 Shelf Registration Statement. No later than ninety (90) days after the Closing Date, the Company shall prepare and file with the SEC a Shelf Registration Statement (which shall include, to the extent possible under the Act and any SEC regulations, pledgees and distributees of any selling stockholder under the caption "plan of distribution" contained in such Shelf Registration Statement) with respect to all Conversion Shares and Warrant Shares and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such registration statement effective (a) until such time as all Conversion Shares and Warrant Shares have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge or distribution of such Registrable Securities) to a person that is not a member of the Investor Group, (b) with respect to any Warrant Shares for which the Warrant has not been exercised prior to its expiration, until such time as the Warrant has expired or (c) until the date on which the sum of (i) the number of shares of Registrable Securities held by a Holder plus (ii) the number of other shares of Common Stock and other Equity Securities of the Company convertible into or exercisable or exchangeable for Common Stock within the immediately succeeding three (3) month period, determined on an as converted basis, in each case not constituting Registrable Securities, held by a Holder, plus (iii) the number of shares of Common Stock sold by such Holder in the immediately preceding three months is less than one percent of the outstanding Common Stock of the Company as determined under Rule 144 under the Securities Act or any similar law. Notwithstanding the foregoing, if the Company shall furnish to Investor a certificate signed by the Chief Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of a majority of the disinterested directors, it would be materially detrimental to the Company for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days; provided, however, that the Company may not utilize this right more than once.

         7.3 Additional Obligations of the Company. Whenever the Company has filed a Shelf Registration Statement under this Article VII, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered thereby.

         (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such Shelf Registration Statement owned by them.

         (c) If necessary, use its commercially reasonable efforts to register and qualify the securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such states or other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

         (d) Notify each Holder of Registrable Securities covered by such Shelf Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its commercially reasonable efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this Section 7.3, each Holder acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a Shelf Registration Statement if such offering would interfere with a pending corporate transaction or for other reasons until such time as an amendment to the Shelf Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will
(a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus and ending at the time the Company gives the Holder notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for periods aggregating no more than 90 days with respect to any one pending corporate transaction or other reason for suspension without the written consent of the Investor.

         7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article VII with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

         7.5 Expenses of Shelf Registration. Except as provided in the following sentence, all expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 7.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the fees and expenses of counsel to the selling Holders.

         7.6 Indemnification. In the event any Registrable Securities are included in a Shelf Registration Statement under this Article VII:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its Affiliates, and their respective directors, officers, general and limited partners, members, agents and representatives (and the directors, officers, Affiliates and controlling persons thereof), and each other person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses of a single counsel (and any necessary local counsel) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, subject to this Section 7.6(a); provided, however, that the indemnity agreement contained in this Section 7.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any

Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 7.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 7.6(b) exceed the gross proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
7.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel chosen by the indemnifying party subject to the consent of the indemnified party, which consent shall not be unreasonably withheld. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.6. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party,
(ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party,
(iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or
(iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

         (d) The obligations of the Company and the holders under this Section
7.6 shall survive the completion of any offering of Registrable Securities in a Shelf Registration Statement under this Article VII through the expiration of the applicable statute of limitations.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

         7.7 Reports Under the Exchange Act. With a view to making available to the holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

         (a) use all commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

         (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

         7.8 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article VII may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if (i) such transferee or assignee is a member of the Investor Group,
(ii) such transferee executes and delivers to the Company a joinder agreement, agreeing to be legally bound by this Article VII, and (iii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         7.9 Waiver Procedures. The observance by the Company of any provision of this Article VII may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

         7.10 "Market Stand-off" Agreement. Any Holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such Holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement, except where securities being sold for the account of stockholders are included in the registration unless all Registrable Securities requested to be included therein by any Holders are included subject to pro rata cut-back with the other selling stockholders included therein. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

         7.11 Listing of Shares. The Company shall use its commercially reasonable efforts to cause (i) the Conversion Shares and (ii) upon exercise of the Warrant, the Warrant Shares, to be listed on the American Stock Exchange as soon as practicable after the Closing.

                                  ARTICLE VIII

                                   DEFINITIONS

         "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, $.001 par value per share, of the Company.

         "Contract" means any contract, agreement, commitment, indenture, lease, note, bond, mortgage, license, plan, arrangement or understanding, whether written or verbal.

         "Conversion Shares" shall have the meaning set forth in the recitals to this Agreement.

         "Damages" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any of the foregoing.

         "Employment, Consulting or Severance Agreements" means all verbal and written (i) agreements for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of the Company or any Subsidiary, (ii) consulting, independent contractor or similar agreements, and (iii) policies, agreements, arrangements or understandings relating to the payment or provision of severance, termination or similar pay or benefits to any present or former employees, officers, directors, consultants, independent contractors or other agents of the Company or any Subsidiary.

         "Equity Securities" means, with respect to the Company or any Subsidiary, as the case may be, (i) any class or series of common stock, preferred stock or other capital stock, whether voting or non-voting, including, without limitation, with respect to the Company, Common Stock and Preferred Stock, (ii) any other equity securities issued by the Company or such Subsidiary, as the case may be, whether now or hereafter authorized for issuance by the Company's or such Subsidiary's, as the case may be, Certificate of Incorporation, (iii) any debt, hybrid or other securities issued by the Company or such Subsidiary, as the case may be, which are convertible into, exercisable for or exchangeable for any other Equity Securities, whether now or hereafter authorized for issuance by the Company's or such Subsidiary's, as the case may be, Certificate of Incorporation, (iv) any equity equivalents (including, without limitation, stock appreciation rights, phantom stock or similar rights), interests in the ownership or earnings of the Company or such Subsidiary, as the case may be, or other similar rights, (v) any written or verbal rights, options, warrants, subscriptions, calls, preemptive rights, rescission rights or other rights to subscribe for, purchase or otherwise acquire any of the foregoing, (vi) any written or verbal obligation of the Company or such Subsidiary, as the case may be, to issue, deliver or sell, any of the foregoing, (vii) any written or verbal obligations of the Company or such Subsidiary, as the case may be, to repurchase, redeem or otherwise acquire any Equity Securities, and (viii) any bonds, debentures, notes or other indebtedness of the Company or such Subsidiary, as the case may be, having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company or such Subsidiary, as the case may be, may vote.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fully Diluted Common Stock" means the total number of shares of Common Stock outstanding after taking into account the following: (i) all shares of Common Stock outstanding; (ii) all Conversion Shares and Warrant Shares (assuming full exercise of the Shares and the Warrant and issuance of all Conversion Shares and Warrant Shares); (iii) all shares of Common Stock issuable upon conversion, exchange or other exercise of the Company's Equity Securities outstanding but excluding options which may be issued to Peter J. Fidelman, Pradeep Doraiswamy and Robert Gasner exercisable for an aggregate of 600,000 shares of Common Stock at an exercise price of $5.00 per share which are not included on Schedule 3.3(c); (iv) an additional 4,875,000 shares of Common Stock or options exerciseable for Common Stock authorized by the Board for issuance and subject to stockholder approval as identified on Schedule 3.3(c); and (v) adjustments needed to account or adjust for stock splits, stock dividends, recapitalizations, recombinations and similar events.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic (federal, state or local) or foreign.

         "IRS" means the Internal Revenue Service.

         "Investor Group" means (i) Investor, (ii) any direct or indirect Affiliate of Investor, under control of, or common control with, Investor, (iii) any direct or indirect member of Investor or such Affiliate, and (iii) any direct or indirect Affiliate of any member of Investor under control of, or common control with, such member.

         "Lien" means any preemptive or similar rights of any third party, purchase options, calls, proxies, voting trusts, voting agreements, judgments, pledges, charges, assessments, levies, escrows, rights of first refusal or first offer, transfer restrictions, mortgages, indentures, claims, liens, equities, mortgages, deeds of trust, deeds to secure debt, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise, other than any created by Investor or the Investor Transaction Documents.

         "material" means material to the Company and the Subsidiaries, taken as a whole.

         "Material Adverse Effect" means a material adverse effect (or any development which could reasonably be expected to have a material adverse effect) on the business, operations, assets, financial or other condition or results of operations of the Company and the Subsidiaries, taken as a whole, or that could reasonably be expected to impair or delay the ability of the Company to perform its obligations under this Agreement.

         "Parachute Payment" means any Severance Payment constituting a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and the regulations issued thereunder.

         "Permit" means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any Governmental Entity.

         "Person" or "person" means any individual, corporation, partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Entity, or any agency or political subdivision thereof, or any other entity.

         "Preferred Stock" means the Series A Preferred, the Series B Preferred and any other capital stock of the company which has a preference to Common Stock in respect of dividends or liquidation.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SEC" means the Securities and Exchange Commission.

         "Series A Preferred" means the Series A Convertible Preferred Stock of the Company, par value $10 per share.

         "Series B Preferred" means the Series B Convertible Preferred Stock of the Company, par value $10.00 per share.

         "Severance Payment" means any termination, severance or similar payment or benefit, including without limitation any such payment or benefit as would constitute a Parachute Payment, to which any present or former employee, officer, director, consultant, independent contractor or other agent of the Company or any Subsidiary might be entitled pursuant to any Employment, Consulting or Severance Agreement or otherwise, which entitlement results from the Company's execution and delivery of this Agreement or the other Company Transaction Documents or the consummation of the transactions contemplated hereby or thereby, whether taken alone or taken together with any other action or failure to act by Investor, the Company or any Subsidiary or any of their respective officers, directors, employees, agents or other representatives, other than any action or failure to act by Investor that would constitute a material breach of Article III of the Investment Agreement.

         "Shares" shall have the meaning set forth in the recitals to this Agreement.

         "Subsidiary" means each of S Village Acquisition Corp., SAI North Central Command Center, Inc., SAI Southwest Command Centers, Inc., Guardian Security Systems, Inc., SAI Northwest Command Center-Seattle, Inc., SAI Funding Corporation and King Acquisition Corp.

         "SV Transaction" means those transactions contemplated by that certain Investment Agreement dated March 15, 2001, as amended, by and between the Company, SecurityVillage.com, Inc. and the other parties thereto (the "SV Investment Agreement").

         "Taxes" means all federal, state, local and foreign taxes, duties, fees, levies, governmental charges or other assessments of any kind (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

         "Tax Return" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendment to any of the foregoing.

         "Transaction Document" means any Company Transaction Document and any Investor Transaction Document.

         "Warrant" shall have the meaning set forth in the recitals to this Agreement.

         "Warrant Shares" shall have the meaning set forth in the recitals to this Agreement.



                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

                           if to Investor:

                           EGI-Fund (01) Investors, L.L.C.
                           Two N. Riverside Plaza, Suite 600
                           Chicago, IL  60606
                           Attention:  Mark Radzik
                           Fax: (312) 454-9678

                           With a copy to:

                           Equity Group Investments, LLC
                           Two N. Riverside Plaza, Suite 600
                           Chicago, IL  60606
                           Attention:  Joseph Paolucci, Esq.
                           Fax: (312) 454-0335

                           if to the Company:

                           Security Associates International, Inc.
                           2101 South Arlington Heights Road
                           Suite 150
                           Arlington Heights, Illinois
                           60005-4142
                           Attention: President
                           Fax:

                           With copies to:

                           Security Associates International, Inc.
                           2101 South Arlington Heights Road
                           Suite 150
                           Arlington Heights, Illinois
                           60005-4142
                           Attention: Howard Schickler, Esq.
                           Fax: 847-956-0414

                           Sachnoff & Weaver, Ltd.
                           30 S. Wacker Drive
                           29th Floor
                           Chicago, IL 60606
                           Attention: Jeffrey Schumacher, Esq.
                           Fax: 312-207-6400

         9.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         9.3 Entire Agreement; Amendment; Waiver; Assignment. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and verbal, among the parties, or any of them, with respect to the subject matter hereof and thereof. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that, notwithstanding the foregoing, Investor may assign all or any part of its rights and obligations hereunder to any one or more members of the Investor Group at any time after the Closing; provided, further, however, that no such assignment shall relieve the assigning party of any of its liabilities or obligations under this Agreement or adversely affect the exemption from registration under the Securities Act relied upon by the Company in issuing the Shares, Warrant, Conversion Shares and Warrant Shares or otherwise violate the Securities Act or any other applicable federal or state securities law. Any attempted assignment which does not comply with the provisions of this Section 12.4 shall be null and void ab initio.

         9.4 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that State.

         9.5 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Investor and the Company have executed this Stock Purchase Agreement as of the date first above written.

                                      INVESTOR:

                                      EGI-FUND (01) INVESTORS, L.L.C.

                                      /s/ Donald J. Liebentritt
                                      ------------------------------------------
                                      By:  Donald J. Liebentritt
                                      Its: Vice President


                                      COMPANY:

                                      SECURITIES ASSOCIATES INTERNATIONAL, INC.

                                      /s/ Raymond A. Gross
                                      ------------------------------------------
                                      By:  Raymond A. Gross
                                      Its: Chief Executive Officer